United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2013

Bnc bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Premier Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 476-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 12, 2013, BNC Bancorp (the “Company”) and Bank of North Carolina (the “Bank”) announced the retirement, effective June 11, 2013, of W. Swope Montgomery, Jr. as Chief Executive Officer and President of the Company and as Chief Executive Officer of the Bank. The Company and the Bank also announced the appointment of Richard D. Callicutt II as Chief Executive Officer and President of the Company and Chief Executive Officer of the Bank effective upon Mr. Montgomery’s retirement on June 11, 2013. Following his retirement, Mr. Montgomery will continue to serve as Vice Chairman of the Board of Directors of both the Company and the Bank and as a consultant to the Company and the Bank.

On April 10, 2013, the Company entered into a two year consulting agreement (the “Agreement”) with Mr. Montgomery. The Agreement provides for the payment of an annual consulting fee of $200,000 to Mr. Montgomery commencing upon his retirement on June 11, 2013. During the two year term of the Agreement Mr. Montgomery will also receive the title to the vehicle he is currently using, a car expense allowance of $500 per month, payment of $125 per month for cell phone usage, payment of country club dues and payment for medical care under a Medicare program.

Richard D. Callicutt II, age 53, has been employed by the Bank since 1991 and has served as Chief Operating Officer and Executive Vice President of the Company since 2002 and as Chief Operating Officer of the Bank since 2004 and as President of the Bank since 2009. He has served on the Board of Directors of the Company and the Bank since 2003.

On April 12, 2013, the Company also announced the appointment of David B. Spencer (the current Executive Vice President and Chief Financial Officer of the Company and the Bank) as Senior Executive Vice President and Chief Financial Officer of the Company and the Bank and the promotion of Ronald J. Gorczynski to Executive Vice President and Chief Accounting Officer of the Company and the Bank, effective July 1, 2013.

David B. Spencer, age 50, has served as Executive Vice President and Chief Financial Officer of the Company since 2002 and the Bank since 1997.

Ronald J. Gorczynski, age 47, has served as Senior Vice President and Managing Director of Accounting and Financial Reporting for the Company and the Bank since he joined the Company and the Bank in July 2009. Prior to joining the Company and the Bank, Mr. Gorczynski served as Chief Financial Officer of Square 1 Bank, Durham, North Carolina from 2007 to 2009.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement dated as of April 10, 2013, by and among W. Swope Montgomery, Jr., BNC Bancorp and Bank of North Carolina

99.1	Press Release dated April 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2013

BNC BANCORP

By: /s/ David B. Spencer
Name: David B. Spencer
Its: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Agreement dated as of April 10, 2013 by and among W. Swope Montgomery, Jr., BNC Bancorp and the Bank of North Carolina.
99.1	Press Release dated April 12, 2013.